Cova Financial Services Life Insurance Company
                                700 Market Street
                            St. Louis, Missouri 63101





COVA FINANCIAL SERVICES LIFE INSURANCE COMPANY (the "Company") will make Annuity Payments to the Annuitant starting on the Annuity Date subject to the terms of this Contract. This Contract is issued in return for the Application and payment of the single Purchase Payment. A copy of the Application is attached to and made a part of this Contract.

This is a legal contract between the Owner and the Company.



TEN DAY FREE LOOK
Within 10 days of the date of receipt of this Contract by the Owner, it may be returned by delivering or mailing it to the Company or to the agent through whom it was purchased. When this Contract is received by the Company, it will be voided as if it had never been in force. The Company will refund the Contract Value computed at the end of the Valuation Period during which this Contract is received by the Company.



Signed for the Company.



/s/                                  /s/



INDIVIDUAL SINGLE PURCHASE PAYMENT
DEFERRED VARIABLE ANNUITY CONTRACT

NONPARTICIPATING
NO DIVIDENDS



READ YOUR CONTRACT CAREFULLY



ANNUITY  PAYMENTS  AND  VALUES  PROVIDED  BY THIS  CONTRACT,  WHEN  BASED ON THE
INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.


THE VARIABLE PROVISIONS OF THIS RIDER CAN BE FOUND ON PAGES 8 - 11.

INDEX

                                                                                                                       Page







Definitions..............................................................................................................7
General Provisions.......................................................................................................7
The Contract.............................................................................................................7
Incontestability.........................................................................................................7
Non-Participating........................................................................................................7
Misstatement of Age......................................................................................................7
Contract Settlement......................................................................................................7
Reports..................................................................................................................7
Taxes....................................................................................................................7
Evidence of Survival.....................................................................................................7
Modification of Contract.................................................................................................8
Annuitant, Ownership, Assignment Provisions..............................................................................8
Annuitant................................................................................................................8
Ownership................................................................................................................8
Assignment...............................................................................................................8
Beneficiary Provisions...................................................................................................8
Beneficiary..............................................................................................................8
Change of Beneficiary....................................................................................................8
Purchase Payment Provisions..............................................................................................8
The Purchase Payment.....................................................................................................8
No Default...............................................................................................................8
Variable Account Provisions..............................................................................................8
The Variable Account.....................................................................................................8
Investments of the Variable Account......................................................................................8
Valuation of Assets......................................................................................................8
Contract Value...........................................................................................................8
Transfers................................................................................................................8
Accumulation Unit........................................................................................................9
Mortality and Expense Risk Premium.......................................................................................9
Administrative Expense Charge............................................................................................9
Mortality and Expense Guarantee..........................................................................................9
Contract Maintenance Charge..............................................................................................9
Deduction for Contract Maintenance Charge................................................................................9
Death Benefit............................................................................................................9
Death of Annuitant.......................................................................................................9
Death of Owner...........................................................................................................9
Payment of Death Benefit................................................................................................10
Annuity Provisions......................................................................................................10
Annuity Date............................................................................................................10
Election of Annuity Option..............................................................................................10
Frequency and Amount of Annuity Payments................................................................................10
Annuity Options.........................................................................................................10
Variable Annuity........................................................................................................10
Annuity Unit............................................................................................................10
Net Investment Factor...................................................................................................11
Protection of Proceeds..................................................................................................11
Withdrawal Provisions...................................................................................................11
Withdrawals.............................................................................................................11
Withdrawal Charge.......................................................................................................11
Waiver of Withdrawal Charge.............................................................................................11
Suspension of Payments..................................................................................................11





Suspension of Payments..................................................................................................11
Tables...............................................................................................................12-14



                               CONTRACT DATA PAGE


        ANNUITANT:     [John Doe]

        CONTRACT NUMBER:    [123]

        CONTRACT OWNER:    [John Doe]

        EFFECTIVE DATE:    [June 1, 1995]

        INCOME DATE:    [June 1, 2025]

        PURCHASE PAYMENT:    [$10,000]   THE MINIMUM TOTAL PURCHASE PAYMENT IS
                                         [$5,000] [THE MINIMUM ACCOUNT ONE OR
                                         ACCOUNT TWO PURCHASE PAYMENT IS $5,000]

        [INITIAL INTEREST RATE:]
              [ACCOUNT ONE INTEREST RATE:]   [7% GUARANTEED THROUGH THE END OF
                                             THE CURRENT CALENDAR YEAR.]

              [ACCOUNT TWO INTEREST RATE:]   [8% GUARANTEED THROUGH THE END OF
                                             THE CURRENT CALENDAR YEAR.]

        CONTRACT MAINTENANCE CHARGE:     $30.00 EACH CONTRACT YEAR.
              AFTER THE INCOME DATE THE CONTRACT MAINTENANCE CHARGE WILL BE COLLECTED ON A MONTHLY BASIS.

        MORTALITY AND EXPENSE RISK PREMIUM:
              EQUAL ON AN ANNUAL BASIS TO 1.25% OF THE DAILY NET ASSET VALUE OF THE VARIABLE ACCOUNT.

        ADMINISTRATIVE EXPENSE CHARGE:
              EQUAL ON AN ANNUAL BASIS TO .15% OF THE DAILY NET ASSET VALUE OF THE VARIABLE ACCOUNT.

        TRANSFER FEE:
              [$25 PER TRANSACTION IF THERE ARE MORE THAN 12 TRANSFERS IN A CONTRACT YEAR.]

        ELIGIBLE INVESTMENTS:
              [VAN KAMPEN MERRITT SERIES TRUST]
              - [QUALITY INCOME PORTFOLIO]
              - [HIGH YIELD PORTFOLIO]
              - [GROWTH AND INCOME PORTFOLIO]
              - [MONEY MARKET PORTFOLIO]

        VARIABLE ACCOUNT:      [COVA VARIABLE ANNUITY ACCOUNT ONE]

        ANNUITY SERVICE OFFICE:
                    Cova Financial Services Life Insurance Company 1776 West Lakes Parkway
                    West Des Moines, Iowa 50266
                    (800) 255-9448

                FOR USE WITH [COVA VARIABLE ANNUITY ACCOUNT ONE]
                        A SEPARATE INVESTMENT ACCOUNT OF
                 COVA FINANCIAL SERVICES LIFE INSURANCE COMPANY

DEFINITIONS

ACCUMULATION UNIT -- An accounting unit of measure used to calculate the Contract Value prior to the Annuity Date.

AGE -- The age on the birthday prior to any date for which age is to be determined.

ANNUITANT -- The natural person on whose life Annuity Payments are based.

ANNUITY DATE -- The date on which Annuity Payments begin. The Annuity Date is shown on the Contract Data Page.

ANNUITY PAYMENTS -- The series of payments made to the Annuitant after the Annuity Date under the Annuity Option elected.

ANNUITY PERIOD -- The period starting on the Annuity Date.

ANNUITY UNIT-- An accounting unit of measure used to calculate Annuity Payments after the Annuity Date.

BENEFICIARY -- The person(s) who will receive the Death Benefit.

COMPANY -- Cova Financial Services Life Insurance Company at its Annuity Service Office shown on the Contract Data Page.

CONTRACT ANNIVERSARY -- An anniversary of the Issue Date.

CONTRACT VALUE -- The dollar value as of any Valuation Date of all amounts accumulated under this Contract.

CONTRACT  YEAR  --  One  year  from  the  Issue  Date  and  from  each  Contract
Anniversary.

ELIGIBLE INVESTMENT(S) -- An investment entity shown on the Contract Data Page.

ISSUE DATE -- The date this Contract is issued. The Issue Date is shown on the Contract Data Page.

OWNER -- The person or entity named in the Application who/which has all rights under this Contract.

PORTFOLIO -- A segment of an Eligible Investment which constitutes a separate and distinct class of shares.

VALUATION DATE -- The Variable Account will be valued each day that the New York Stock Exchange is open for trading.

VALUATION PERIOD -- The period beginning at the close of business of the New York Stock Exchange on each Valuation Date and ending at the close of business for the next succeeding Valuation Date.

VARIABLE ACCOUNT -- A separate investment account of the Company designated on the Contract Data Page into which the Purchase Payment will be allocated.

WITHDRAWAL VALUE -- The Withdrawal Value is:

1) the Contract Value for the Valuation Period next following the Valuation Period during which the written request to the Company for withdrawal is received; less

2)   any applicable taxes not previously deducted; less

3)   the Withdrawal Charge, if any; less

4)   the Contract Maintenance Charge, if any.


GENERAL PROVISIONS
THE CONTRACT -- The entire contract consists of:

1)   this Contract;

2)   the Application which is attached to this Contract; and

3)   any riders or endorsements attached to this Contract.

This Contract may be changed or altered only by the President or Secretary of the Company. A change or alteration must be made in writing.

INCONTESTABILITY -- The Company will not contest this Contract from the Issue Date.

NON-PARTICIPATING -- This Contract will not share in any distribution of dividends.

MISSTATEMENT OF AGE--The Company may
require proof of age of the Annuitant before making any life Annuity Payments under this Contract. If the age of the Annuitant has been misstated, the amount payable will be the amount that the Purchase Payment would have provided at the correct age.

After the Annuity Date, any underpayments will be made up in one sum with the next Annuity Payment. Any overpayments will be deducted from future Annuity Payments until the total is repaid.

CONTRACT SETTLEMENT -- This Contract must be returned to the Company prior to any settlement. Prior to any payment as a death claim, due proof of death must be submitted to the Company.

REPORTS -- At least once each calendar year, the Company will furnish the Owner with a report showing the Contract Value and any other information as may be required by law. The Company will also furnish an annual report of the Variable Account. Reports will be sent to the last known address of the Owner.

TAXES--Any taxes paid to any governmental entity relating to this Contract will be deducted from the Purchase Payment or Contract Value when incurred. The Company will, in its sole discretion, determine when taxes have resulted from: the investment experience of the Variable Account; receipt by the Company of the Purchase Payment; or commencement of Annuity Payments. The Company may, at its sole discretion, pay taxes when due and deduct that amount from the Contract Value at a later date. Payment at an earlier date does not waive any right the Company may have to deduct amounts at a later date. The Company will deduct any withholding taxes required by applicable law.

EVIDENCE OF SURVIVAL -- The Company may require satisfactory evidence of the continued survival of any person(s) on whose life Annuity Payments are based.

MODIFICATION OF CONTRACT -- This Contract may not be modified by the Company without the consent of the Owner except as may be required by applicable law.


ANNUITANT, OWNERSHIP, ASSIGNMENT PROVISIONS
ANNUITANT -- The Annuitant is the person on whose life Annuity Payments are based. The Annuitant is the person designated in the Application, unless changed.

OWNERSHIP -- The Owner has all rights and may receive all benefits under this Contract. Prior to the Annuity Date, the Owner is the person designated in the Application, unless changed. On and after the Annuity Date, the Annuitant is the Owner. On and after the death of the Annuitant, the Beneficiary is the Owner.

The Owner may change the Owner at any time. A change of Owner will automatically revoke any prior designation of Owner. A request for change must be:

1)       made in writing; and
2)       received at the Company.

The change will become effective as of the date the written request is signed. A new designation of Owner will not apply to any payment made or action taken by the Company prior to the time it was received.

ASSIGNMENT -- The Owner may, at any time during his or her lifetime, assign his or her rights under this Contract. The Company will not be bound by any assignment until written notice is received by the Company. The Company is not responsible for the validity of any assignment. The Company will not be liable as to any payment or other settlement made by the Company before receipt of the assignment.


BENEFICIARY PROVISIONS
BENEFICIARY -- The Beneficiary is named in the Application, unless changed. The Beneficiary is entitled to receive the benefits to be paid at the death of the Owner.

Unless the Owner provides otherwise, the Death Benefit will be paid in equal shares or all to the survivor as follows:

1) to the primary Beneficiaries who survive the Owner's death; or if there are none,

2) to the Contingent Beneficiaries who survive the Owner's death; or if there are none,

3)   to the estate of the Owner.

CHANGE OF BENEFICIARY -- Subject to the rights of any irrevocable Beneficiary, the Owner may change the Beneficiary or Contingent Beneficiary. A change may be made by filing a written request with the Company. The change will take effect as of the date the notice is signed. The Company will not be liable for any payment made or action taken before it records the change.


PURCHASE PAYMENT PROVISIONS
THE PURCHASE PAYMENT -- The Single Purchase Payment is due on the Issue Date. The Minimum Purchase Payment is shown on the Contract Data Page. The Company reserves the right to reject any Application or Purchase Payment.

NO DEFAULT -- Unless the Owner makes a total withdrawal, this Contract will remain in force until the Annuity Date.


VARIABLE ACCOUNT PROVISIONS
THE VARIABLE ACCOUNT -- The Variable Account is a separate investment account of the Company. It is shown on the Contract Data Page. The Company has allocated a part of its assets for this and certain other contracts to the Variable Account. The assets of the Variable Account are the property of the Company. However, they are not chargeable with the liabilities arising out of any other business the Company may conduct.

INVESTMENTS OF THE VARIABLE ACCOUNT -- The Purchase Payment applied to the Variable Account will be allocated to the Eligible Investment(s) and the Portfolio(s), if any, within an Eligible Investment shown on the Contract Data Page. The allocation is elected by the Owner on the Application. Allocation of the Purchase Payment is subject to the terms and conditions imposed by the Company. The assets of the Variable Account are segregated by Eligible Investments and Portfolios within the Eligible Investment. Therefore, a series of sub-accounts is established within the Variable Account. The Company may, from time to time, add additional Eligible Investments or Portfolios to those shown on the Contract Data Page. The Owner may be permitted to transfer Contract Values to the additional Eligible Investments or Portfolios. However, the right to make any transfer will be limited by the terms and conditions imposed by the Company.

If the shares of any of the Eligible Investment(s) or any Portfolio(s) within the Investments become unavailable for investment by the Variable Account, or the Company's Board of Directors deems further investment in these shares inappropriate, the Company may substitute shares of another Eligible Investment for shares already purchased under this Contract.

VALUATION OF ASSETS -- Assets of the Variable Account are valued at their fair market value in accordance with procedures of the Company.

CONTRACT VALUE -- The Purchase Payment is allocated to the Variable Account and is converted into Accumulation Units. The number of Accumulation Units credited to this Contract is determined by dividing the Purchase Payment allocated to the Variable Account by the Accumulation Unit Value for the Variable Account. Withdrawals will result in the cancellation of Accumulation Units. The value of the Variable Account is determined by multiplying the number of Accumulation Units attributable to the Variable Account by the Accumulation Unit Value for the Variable Account.

TRANSFERS -- Prior to the Annuity Date, the Owner may transfer all or a part of the Owner's interest in a sub-account to another sub-account without the imposition of any fee or charge if there have been no more than 12 transfers made in the Contract Year. If more than 12 transfers have been made in the Contract Year, the Company will deduct a Transfer Fee. After the Annuity Date, the Owner may make a transfer once each Contract Year. All transfers are subject to the following:

1) The deduction of any Transfer Fee that may be imposed as shown on the Contract Data Page. The Transfer Fee will be deducted from the sub-account from which the transfer is made. However, if the entire interest in the sub-account is being transferred, the Transfer Fee will be deducted from the amount which is transferred.

2)   The minimum amount which may be transferred is the lesser of:

     A)   $1,000; or

     B) the Owner's entire interest in the sub-account.

3) Transfers will be effected during the Valuation Period next following receipt by the Company of a written transfer request (or by telephone, if authorized) containing all required information. However, no transfer may be made effective within seven calendar days of the Annuity Date.

4)       Any transfer direction must clearly specify:

     A)   the amount which is to be transferred; and

     B) the sub-accounts which are to be affected.

5) The Company reserves the right at any time and without prior notice to any party to terminate, suspend or modify the transfer privileges described above.

If the Owner elects to use the telephone transfer privilege, neither the Company nor its Annuity Service Office will be liable for transfers made in accordance with the Owner's instructions.

ACCUMULATION UNIT -- The Purchase Payment is converted into Accumulation Units by dividing the Purchase Payment by the Accumulation Unit Value for the Valuation Period during which the Purchase Payment is allocated to the Variable Account. The Accumulation Unit Value for each sub-account was arbitrarily set initially at $10. The Accumulation Unit Value for any later Valuation Period is determined by subtracting (b) from (a) and dividing the result by (c) where:

(a) is the net result of

1) the assets of the sub-account; i.e., the aggregate value of the underlying Eligible Investment shares held at the end of such Valuation Period; plus or minus

2) the cumulative charge or credit for taxes reserved which is determined by the Company to have resulted from the operation of the sub-account;

(b) is the cumulative unpaid charge for the Mortality and Expense Risk Premium and for the Administrative Expense Charge which are shown on the Contract Data Page; and

(c) is the number of Accumulation Units outstanding at the end of the Valuation Period.

The Accumulation Unit Value may increase or decrease from Valuation Period to Valuation Period.

MORTALITY AND EXPENSE RISK PREMIUM -- The Company deducts a Mortality and Expense Risk Premium which is equal, on an annual basis, to the amount shown on the Contract Data Page. The Mortality and Expense Risk Premium compensates the Company for assuming the mortality and expense risks under this Contract.

ADMINISTRATIVE EXPENSE CHARGE -- The Company deducts an Administrative Expense Charge which is equal, on an annual basis, to the amount shown on the Contract Data Page. The Administrative Expense Charge compensates the Company for the costs associated with the administration of this Contract and the Variable Account.

MORTALITY AND EXPENSE GUARANTEE -- The Company guarantees that the dollar amount of each Annuity Payment after the first Annuity Payment will not be affected by variations in mortality or expense experience.


CONTRACT MAINTENANCE CHARGE
DEDUCTION FOR CONTRACT MAINTENANCE CHARGE -- The Company deducts an annual Contract Maintenance Charge shown on the Contract Data Page from the Contract Value by cancelling Accumulation Units to reimburse it for expenses relating to maintenance of this Contract. The Contract Maintenance Charge will be deducted from the Contract Value on each Contract Anniversary while this Contract is in force.

If a total withdrawal is made on other than a Contract Anniversary, the Contract Maintenance Charge will be deducted at the time of withdrawal. If the Annuity Date is not a Contract Anniversary, a prorata portion of the annual Contract Maintenance Charge will be deducted on the Annuity Date. After the Annuity Date, the Contract Maintenance Charge will be collected on a monthly basis and will result in a reduction of each Annuity Payment.

DEATH BENEFIT
DEATH OF ANNUITANT -- Upon death of the Annuitant prior to the Annuity Date, the Owner must designate a new Annuitant. If no designation is made within 30 days of the death of the Annuitant, the Owner will become the Annuitant.

Upon death of the Annuitant after the Annuity Date, the Death Benefit, if any, will be as specified in the Annuity Option elected.

DEATH OF OWNER -- Upon death of the Owner prior to the Annuity Date, the Death Benefit will be paid to the Beneficiary designated by the Owner. The Death Benefit will be the greater of:

1) the Purchase Payment less any Withdrawals and any applicable Withdrawal Charge; or

2)   the Contract Value; or

3)   the Contract Value on the fifth Contract  Anniversary  or, if later,  every
     fifth  Contract  Anniversary   thereafter  less  any  Withdrawals  and  any
     applicable Withdrawal Charge made since the last fifth Contract

     Anniversary.

The Death Benefit will be determined and paid as of the Valuation Period next following the date of receipt by the Company of both due proof of death and an election for a single sum payment or election under an Annuity Option as of the date of death.

If a single sum payment is requested, the proceeds will be paid within seven (7) days of receipt of proof of death and the election.

Payment under an Annuity Option may be elected during the sixty-day period beginning with the date of receipt of proof of death or a single sum payment will be made to the Beneficiary at the end of the sixty-day period.

The entire Death Benefit must be paid within five (5) years of the date of death unless:

1) the Beneficiary is the spouse of the Owner, the Beneficiary will become the Owner and this Contract will remain in effect; or

2) the Beneficiary is not the spouse of the Owner, the Death Benefit is payable under an Annuity Option over the lifetime of the Beneficiary beginning within 1 year of the date of death.

PAYMENT OF DEATH BENEFIT -- The Company will require due proof of death before any Death Benefit is paid. Due proof of death will be:

1)   a certified death certificate;

2) a certified decree of a court of competent jurisdiction as to the finding of death;

3)   a written statement by a medical doctor who attended the deceased; or

4)   any other proof satisfactory to the Company.

Any Death Benefit will be paid in accordance with applicable law or regulations governing death benefit payments.


ANNUITY PROVISIONS
ANNUITY DATE -- The Annuity Date is elected by the Owner on the Application. The Annuity Date is shown on the Contract Data Page. The Annuity Date must be the first day of a calendar month and must be at least one month after the Issue Date. The Annuity Date may not be later than the first day of the calendar month following the Annuitant's 85th birthday.

Prior to the Annuity Date, the Owner may, subject to the above, change the Annuity Date upon 30 days prior written notice to the Company.

ELECTION OF ANNUITY OPTION -- The Annuity Option is elected by the Owner on the Application. If no Annuity Option is elected, Option 2 with 10 years guaranteed will automatically be applied. Prior to the Annuity Date, the Owner may, upon 30 days prior written notice to the Company, change the Annuity Option.

FREQUENCY AND AMOUNT OF ANNUITY PAYMENTS -- Annuity Payments will be paid as monthly installments. The Contract Value on the Annuity Date is applied to the Annuity Table for the Annuity Option elected. If the amount of the Contract Value to be applied under an Annuity Option is less than $5,000, the Company reserves the right to make one lump sum payment in lieu of Annuity Payments. If the amount of any Annuity Payment would be or become less than $100, the Company will reduce the frequency of payments to an interval which will result in each payment being at least $100.

The Annuity Tables are based on the 1983 Individual Annuity Mortality Tables with interest at the rate of 3% per year.

ANNUITY OPTIONS -- The following Annuity Options or any other Annuity Option acceptable to the Company may be elected.

Option 1 -- Life Annuity -- The Company will make equal monthly payments during the life of the Annuitant.

Option 2 -- Life Annuity with 5, 10 or 20 Years Guaranteed -- The Company will make equal Annuity Payments during the life of the Annuitant, with the guarantee that, if payments have been made for less than the guaranteed period at the death of the Annuitant, payments will continue to the Beneficiary for the remainder of the guaranteed period.

Option 3 -- Joint and Last Survivor Annuity -- The Company will make equal Annuity Payments for the joint lifetime of the Annuitant and another person. At the death of either Payee, Annuity Payments will continue to be made to the survivor Payee. The survivor's Annuity Payments will be equal to 100%, 662/3% or 50% of the amount payable during the joint lifetime, as chosen.

VARIABLE ANNUITY -- A variable annuity is an annuity with Annuity Payments which:

1)   are not predetermined as to dollar amount; and

2) will vary in amount with the net investment results of the applicable sub-account(s) of the Variable Account at the Annuity Date.

The Contract Value will be applied to the applicable Annuity Tables. The Annuity Table used will depend upon the Annuity Option elected. The amount of the first payment for each $1,000 of Contract Value is shown in the Annuity Tables. If, as of the Annuity Date, the then current Annuity Option rates applicable to this class of contracts provide a first Annuity Payment greater than guaranteed under the same Annuity Option under this Contract, the greater payment will be made.

The dollar amount of Annuity Payments after the first is determined as follows:

1) the dollar amount of the first Annuity Payment is divided by the value of an Annuity Unit as of the Annuity Date. This establishes the number of

     Annuity Units for each monthly payment. The number of Annuity Units remains fixed during the Annuity Period;

2) the fixed number of Annuity Units is multiplied by the Annuity Unit Value for the last Valuation Period of the month preceding the month for which the payment is due. This result is the dollar amount of the payment.

The total dollar amount of each Variable Annuity Payment is the sum of all sub-account Variable Annuity Payments reduced by the Contract Maintenance Charge.

ANNUITY UNIT -- The value of an Annuity Unit for each sub-account was arbitrarily set initially at $10. This was done when the first Eligible Investment shares were purchased.

The sub-account Annuity Unit Value at the end of any subsequent Valuation Period is determined by multiplying the sub-account Annuity Unit Value for the immediately preceding Valuation Period by the net investment factor for the day for which the Annuity Unit Value is being calculated; and multiplying the result by 0.999919.

NET INVESTMENT FACTOR -- The Net Investment Factor for any sub-account for any Valuation Period is determined by dividing:

1)   the  Accumulation  Unit  Value  as of the  close of the  current  Valuation
     Period; by

2) the Accumulation Unit Value as of the close of the immediately preceding Valuation Period.

The Net Investment Factor may be greater or less than one, as the Annuity Unit Value may increase or decrease.

PROTECTION OF PROCEEDS -- No Payee may commute, encumber, alienate or assign any payments under this Contract. To the extent permitted by law, no payments will be subject to the debts, contracts or engagements of any Payee or to any judicial process to levy upon or attach the same for payment thereof.


WITHDRAWAL PROVISIONS
WITHDRAWALS -- Prior to the Annuity Date, the Owner may, upon written request received by the Company, make a total or partial withdrawal of the Withdrawal Value. A withdrawal will result in the cancellation of Accumulation Units from each applicable sub-account in the ratio that the value of the sub-account bears to the total Contract Value. The Owner must specify in writing in advance which units are to be cancelled if other than the above method is desired. The Company will pay the amount of any withdrawal within seven (7) days of receipt of a request unless the Suspension of Payments provision is in effect.

Each partial withdrawal must be for an amount which is not less than $1,000 or, if smaller, the remaining Withdrawal Value. The remaining Withdrawal Value must be at least $1,000 after a partial withdrawal is completed.

WITHDRAWAL CHARGE -- The Withdrawal Charge is 5% of the Purchase Payment withdrawn.

For a partial withdrawal, the Withdrawal Charge will be deducted from the remaining Withdrawal Value, if sufficient, or from the amount withdrawn. The Withdrawal Charge will be deducted by cancelling Accumulation Units from each applicable sub-account in the ratio that the value of each sub-account bears to the total Contract Value. The Owner must specify in writing in advance which units are to be cancelled if other than the above method of cancellation is desired.

WAIVER OF WITHDRAWAL CHARGE -- A withdrawal of 10% of the Purchase Payment may be made free from the Withdrawal Charge once each Contract Year after the first Contract Year on a non-cumulative basis if the Contract Value prior to the withdrawal exceeds $5,000.

Additionally, the Owner may, within 30 days following the fifth Contract Anniversary and every fifth Contract Anniversary thereafter, make a withdrawal of all or a portion of the Contract Value free from the Withdrawal Charge.


SUSPENSION OF PAYMENTS
The Company reserves the right to suspend or postpone payments for any period when:

1) the New York Stock Exchange is closed (other than customary weekend and holiday closings);

2)   trading on the New York Stock Exchange is restricted;

3) an emergency exists as a result of which disposal of securities held in the Variable Account is not reasonably practicable or it is not reasonably practicable to determine the value of the Variable Account's net assets; or

4) during any other period when the Securities and Exchange Commission, by order, so permits for the protection of Owners; provided that applicable rules and regulations of the Securities and Exchange Commission will govern as to whether the conditions described in (2) and (3) exist.

            TABLE 1: MONTHLY ANNUITY PAYMENT UNDER OPTION 1 FOR EACH
                        $1,000 OF CONTRACT VALUE APPLIED







           Annuitant's        Monthly             Annuitant's         Monthly             Annuitant's       Monthly
               Age            Payment                 Age             Payment                 Age           Payment
         -------------       ---------           -------------       --------           ------------       ---------

               5               2.79                   32               3.27                   59             4.94
               6               2.80                   33               3.31                   60             5.07
               7               2.81                   34               3.34                   61             5.20
               8               2.82                   35               3.37                   62             5.33
               9               2.83                   36               3.41                   63             5.48

              10               2.84                   37               3.44                   64             5.64
              11               2.86                   38               3.48                   65             5.81
              12               2.87                   39               3.52                   66             5.99
              13               2.88                   40               3.57                   67             6.19
              14               2.90                   41               3.61                   68             6.39

              15               2.91                   42               3.66                   69             6.62
              16               2.93                   43               3.71                   70             6.86
              17               2.94                   44               3.76                   71             7.11
              18               2.96                   45               3.81                   72             7.39
              19               2.98                   46               3.87                   73             7.69

              20               2.99                   47               3.93                   74             8.01
              21               3.01                   48               3.99                   75             8.36
              22               3.03                   49               4.05                   76             8.73
              23               3.05                   50               4.12                   77             9.13
              24               3.07                   51               4.20                   78             9.56

              25               3.09                   52               4.27                   79            10.03
              26               3.12                   53               4.35                   80            10.53
              27               3.14                   54               4.44                   81            11.07
              28               3.17                   55               4.53                   82            11.65
              29               3.19                   56               4.62                   83            12.27

              30               3.22                   57               4.72                   84            12.94
              31               3.25                   58               4.83                    85+          13.64




            TABLE 2: MONTHLY ANNUITY PAYMENT UNDER OPTION 2 FOR EACH
                        $1,000 OF CONTRACT VALUE APPLIED

   Annuitant's    5 Years        10 Years      20 Years           Annuitant's    5 Years       10 Years        20 Years
       Age      Guaranteed      Guaranteed    Guaranteed              Age      Guaranteed     Guaranteed      Guaranteed
  --------------------------   ------------  -------------      ------------- ------------    ------------   -----------





        5           2.79            2.79         2.78                 46          3.85           3.85             3.78
        6           2.80            2.80         2.79                 47          3.92           3.90             3.83
        7           2.81            2.81         2.81                 48          3.98           3.96             3.88
        8           2.82            2.82         2.82                 49          4.05           4.03             3.93
        9           2.83            2.83         2.83                 50          4.12           4.09             3.99

       10           2.84            2.84         2.84                 51          4.19           4.16             4.04
       11           2.86            2.86         2.85                 52          4.26           4.23             4.10
       12           2.87            2.87         2.87                 53          4.34           4.31             4.16
       13           2.88            2.88         2.88                 54          4.42           4.39             4.22
       14           2.90            2.90         2.89                 55          4.51           4.47             4.28

       15           2.91            2.91         2.91                 56          4.61           4.56             4.35
       16           2.93            2.93         2.92                 57          4.70           4.65             4.41
       17           2.94            2.94         2.94                 58          4.81           4.75             4.48
       18           2.95            2.95         2.95                 59          4.92           4.85             4.55
       19           2.95            2.95         2.97                 60          5.04           4.96             4.62

       20           2.96            2.96         2.99                 61          5.17           5.07             4.68
       21           3.01            3.01         3.01                 62          5.30           5.19             4.75
       22           3.03            3.03         3.02                 63          5.44           5.32             4.82
       23           3.05            3.05         3.04                 64          5.60           5.45             4.88
       24           3.07            3.07         3.06                 65          5.76           5.59             4.95

       25           3.09            3.09         3.08                 66          5.93           5.74             5.01
       26           3.12            3.11         3.11                 67          6.11           5.89             5.07
       27           3.14            3.14         3.13                 68          6.31           6.05             5.13
       28           3.16            3.16         3.15                 69          6.52           6.21             5.18
       29           3.19            3.19         3.18                 70          6.74           6.38             5.23

       30           3.22            3.21         3.20                 71          6.97           6.56             5.27
       31           3.24            3.24         3.23                 72          7.22           6.74             5.31
       32           3.27            3.27         3.26                 73          7.49           6.92             5.35
       33           3.30            3.30         3.29                 74          7.77           7.11             5.38
       34           3.33            3.33         3.32                 75          8.07           7.30             5.40

       35           3.37            3.37         3.35                 76          8.39           7.48             5.43
       36           3.41            3.40         3.38                 77          8.72           7.67             5.44
       37           3.44            3.44         3.41                 78          9.07           7.85             5.46
       38           3.48            3.48         3.45                 79          9.43           8.03             5.47
       39           3.52            3.51         3.48                 80          9.81           8.20             5.48

       40           3.56            3.56         3.52                 81         10.20           8.37             5.49
       41           3.61            3.60         3.56                 82         10.61           8.52             5.50
       42           3.65            3.65         3.60                 83         11.02           8.66             5.50
       43           3.70            3.69         3.64                 84         11.44           8.79             5.51
       44           3.75            3.74         3.69                  85+       11.86           8.91             5.51

       45           3.81            3.79         3.73




                 TABLE 3: MONTHLY ANNUITY PAYMENT UNDER OPTION 3
                    FOR EACH $1,000 OF CONTRACT VALUE APPLIED

                         JOINT AND 50% SURVIVOR ANNUITY

      Age/Age           50             55           60           65               70             75               79
      -------           --             --           --           --               --             --               --
         50            3.87           3.94         3.99         4.03             4.06           4.09             4.10
         55            3.94           4.21         4.29         4.37             4.42           4.46             4.48
         60            3.99           4.29         4.65         4.77             4.87           4.94             4.98
         65            4.03           4.37         4.77         5.27             5.43           5.57             5.65
         70            4.06           4.42         4.87         5.43             6.12           6.36             6.51
         75            4.09           4.46         4.94         5.57             6.36           7.34             7.62
         79            4.10           4.48         4.98         5.65             6.51           7.62             8.69


                       JOINT AND 66 2/3% SURVIVOR ANNUITY

      Age/Age           50             55           60           65               70             75               79
      -------           --             --           --           --               --             --               --
         50            3.94           4.10         4.27         4.47             4.68           4.90             5.08
         55            4.10           4.29         4.50         4.73             4.98           5.24             5.46
         60            4.27           4.50         4.75         5.04             5.35           5.67             5.94
         65            4.47           4.73         5.04         5.39             5.78           6.20             6.54
         70            4.68           4.98         5.35         5.78             6.28           6.83             7.29
         75            4.90           5.24         5.67         6.20             6.83           7.55             8.18
         79            5.08           5.46         5.94         6.54             7.29           8.18             8.97


                         JOINT AND 100% SURVIVOR ANNUITY

      Age/Age           50             55           60           65               70             75               79
      -------           --             --           --           --               --             --               --
         50            3.63           3.75         3.85         3.93             3.99           4.03             4.06
         55            3.75           3.91         4.06         4.19             4.30           4.37             4.42
         60            6.85           4.06         4.28         4.48             4.66           4.79             4.87
         65            3.93           4.19         4.48         4.78             5.06           5.30             5.44





         70            3.99           4.30         4.66         5.06             5.48           5.87             6.13
         75            4.03           4.37         4.79         5.30             5.87           6.46             6.92
         79            4.06           4.42         4.87         5.44             6.13           6.92             7.56


Information about different age combinations will be furnished upon request.

INDIVIDUAL SINGLE PURCHASE PAYMENT
DEFERRED VARIABLE ANNUITY CONTRACT

NONPARTICIPATING
NO DIVIDENDS







                 Cova Financial Services Life Insurance Company
                                700 Market Street
                            St. Louis, Missouri 63101


XL-100 (7/89)                                                      07-AFPE-MO-U